        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                     COMMUNICATION INTELLIGENCE CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   94-2790442
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

   275 SHORELINE DRIVE, SUITE 500
     REDWOOD SHORES, CALIFORNIA                            94065
  (Address of Principal Executive                        (Zip Code)
              Offices)

                            ------------------------

                             1994 STOCK OPTION PLAN
                             1999 STOCK OPTION PLAN
                       OPTION AGREEMENT WITH FRANCIS DANE
                        OPTION AGREEMENT WITH RUSS DAVIS
                     OPTION AGREEMENT WITH GUIDO DIGREGORIO
                     OPTION AGREEMENT WITH CRAIG HUTCHISON
                     OPTION AGREEMENT WITH MICHAEL MARUBIO
                     OPTION AGREEMENTS WITH JESS M. RAVICH
                    OPTION AGREEMENT WITH PHILIP S. SASSOWER
                     OPTION AGREEMENTS WITH JEFFREY STEINER
                      OPTION AGREEMENT WITH MIKE SULLIVAN
                     OPTION AGREEMENTS WITH CHIEN BOR SUNG
                     OPTION AGREEMENT WITH ROBERT WILLIAMS
                           (Full title of the plans)
                            ------------------------

            GUIDO DIGREGORIO, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 SHORELINE DRIVE, SUITE 500
                        REDWOOD SHORES, CALIFORNIA 94065
                    (Name and address of agent for service)

                                 (650) 802-7888
         (Telephone number, including area code, of agent for service)
                            ------------------------

                                WITH COPIES TO:

                            JONATHAN J. RUSSO, ESQ.
                             BAER MARKS & UPHAM LLP
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 702-5700
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE       AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
         REGISTERED               REGISTERED(1)          SHARE(2)             PRICE(2)         REGISTRATION FEE
Common stock, par value $0.01
  per share..................      10,412,237            $2.71875          $28,308,269.34          $7,473.39

(1) Represents, 2,000,000 shares of common stock issued or issuable pursuant to options granted or to be granted under the Company's 1994 Stock Option Plan, 2,000,000 shares of common stock issued or issuable pursuant to options granted or to be granted under the Company's 1999 Stock Option Plan and 6,412,237 shares of common stock issuable upon the exercise of stock options granted to the individuals named above pursuant to stock option agreements.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of $2.71875 per share, the average of the high and low prices of the common stock on the Nasdaq SmallCap Market on November 1, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    We have prepared this registration statement in accordance with the requirements of Form S-8 and Form S-3 pursuant to the Securities Act of 1933, as amended. The Form S-8 portion of this registration statement will be used for offers of shares of our common stock, par value $0.01 per share, pursuant to the employee benefit plans listed on the cover page of this registration statement. The Prospectus filed as a part of this registration statement has been prepared in accordance with the requirements of Part I of Form S-3 and will be used for reofferings or resales of shares of our common stock that are deemed to be control securities, which have been acquired or will be acquired by control persons, pursuant to the employee benefit plans, or restricted securities.

PROSPECTUS

                                4,560,000 SHARES

                     COMMUNICATION INTELLIGENCE CORPORATION

                                  COMMON STOCK

                             ---------------------

    This Prospectus relates to the offer and sale of 4,457,000 shares of our common stock.

    All of the shares being offered by this Prospectus, which are sometimes referred to as the Shares, are being offered by stockholders who are called the Selling Shareholders. The shares have been issued or are issuable pursuant to the terms of the Company's 1994 Stock Option Plan, the 1999 Stock Option Plan or stock option agreements. We will not receive any proceeds from the sale of the Shares.

    Our common stock is listed on The Nasdaq SmallCap Market under the symbol CICI. On November 1, 2000, the closing sale price of the common stock as reported on The Nasdaq SmallCap Market was $2.6875 per share.

                            ------------------------

    THE SHARES BEING OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    The Selling Shareholders and any other person participating in the distribution of the Shares will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, which is also called the Exchange Act, as well as the rules and regulations adopted under the Exchange Act. Those rules and regulations include Rules 101 through 104, which may limit the timing of purchases and sales of the Shares. The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended, which is also called the Securities Act, by the Selling Shareholders in one or more transactions on The Nasdaq Stock Market, in negotiated transactions, or in combinations of those types of transactions. The Shares may be sold at market prices prevailing at the time of sale, at prices related to those prevailing market prices, or at negotiated prices. The Selling Shareholders may sell Shares directly to purchasers or through underwriters or broker-dealers who may act as agents or principals. Underwriters and broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or from the purchasers of the Shares.

                The date of this Prospectus is November 6, 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
AVAILABLE INFORMATION.......................................      2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............      3
PROSPECTUS SUMMARY..........................................      4
RISK FACTORS................................................      6
FORWARD-LOOKING STATEMENTS..................................      9
USE OF PROCEEDS.............................................      9
SELLING SHAREHOLDERS........................................     10
PLAN OF DISTRIBUTION........................................     11
LEGAL MATTERS...............................................     12
EXPERTS.....................................................     12

                             AVAILABLE INFORMATION

    We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and are required to file periodic reports, proxy statements and other information with the SEC. You can inspect and copy the reports, proxy statements and other information filed by us at the public reference facilities maintained by the SEC at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549. Copies of such materials can also be obtained by mail from the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov.

    We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered by this Prospectus. This Prospectus does not contain all the information set forth in or annexed as exhibits to the registration statement. For further information with respect to our company and the common stock offered by this Prospectus, reference is made to the registration statement and to the financial statements, schedules and exhibits filed as part such registration statement or incorporated by reference in this Prospectus. Copies of the registration statement, together with such financial statements, schedules and exhibits, may be obtained from the public reference facilities of the SEC at the addresses listed above, upon payment of the charges prescribed by the SEC. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents, each such statement being qualified in its entirety by such reference. Copies of such contracts or other documents, to the extent that they are exhibits to this registration statement, may be obtained from the public reference facilities of the SEC, upon the payment of the charges prescribed by the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    We hereby incorporate by reference into this Prospectus the following documents which we have previously filed with the SEC pursuant to the Exchange
Act:

    1. Our Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 30, 2000.

    2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Securities and Exchange Commission on May 4, 2000.

    3. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Securities and Exchange Commission on August 14, 2000.

    4. Our Current Report on Form 8-K dated October 6, 2000, filed with the Securities and Exchange Commission on October 16, 2000.

    5. Our Current Report on Form 8-K dated October 31, 2000, filed with the Securities and Exchange Commission on November 2, 2000.

    6. Our Current Report on Form 8-K/A dated October 6, 2000, filed with the Securities and Exchange Commission on November 2, 2000.

    In addition, all documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the common stock shall be deemed to be incorporated in and made a part of this Prospectus by reference from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supercedes that statement. Any statement that is modified or superseded in this way shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    We will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of that person, a copy of any or all of the documents incorporated by reference, excluding the exhibits to those documents. Requests for copies should be directed to Communication Intelligence Corporation at 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065, attention Secretary.

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS WHAT WE CONSIDER TO BE THE MOST IMPORTANT FEATURES OF THIS OFFERING AND THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. TO UNDERSTAND THIS OFFERING AND OUR BUSINESS FULLY, YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS INCLUDING THE RISK FACTORS BEGINNING ON PAGE 6.

                                  OUR COMPANY

    We develop, market and license natural input, electronic signature, handwriting recognition and data security technologies and products for wireless internet information devices and for the e-commerce, document information, corporate security and other needs of businesses. Our software products are designed to increase the ease of use, functionality and security of electronic devices such as smart phones, electronic organizers and portable web browsers.

    Our natural input technology and products allow users to interact with a computer or hand held device by using an electronic pen, either alone or in conjunction with a keyboard. These products include Jot-Registered Trademark-and the Handwriter-Registered Trademark- Recognition System, which are multilingual handwriting recognition systems; INKshrINK-Registered Trademark-, an ink compression systems; QuickNotes-TM- and InkSnap-TM-, which facilitate electronic note taking and drawing; and Word Complete-TM-, which simplifies data entry tasks by reducing the number of letters that must be entered.

    Our business solutions products are designed to provide a cost-effective means for securing network and device access control, and electronic form filing. These products include InkTools-TM-, which provide electronic ink capture and display, signature capture and verification and ink compression within computer applications and PenX-TM- and PenX-TM-VC, which are operating system extensions that enable the pen input data.

    We have a four-pronged revenue generation strategy:

    - OEM LICENSING. We license our products to original equipment manufacturers, which are also called OEMs, such as Ericsson, Fujitsu, Mitsubishi and National Semiconductor, and to independent software vendors, which reproduce and market them in conjunction with their own products.

    - AFTERMARKET CONSUMER SALES. We generate consumer sales of our software products through our website, www.cic.com. We utilize direct mail programs, e-mail campaigns, pricing promotions and website enhancements to generate sales. We also sell our products to consumers through on-line resellers that include Digital River.com, Beyond.com, Handango.com, Downloadwarehouse.com, Egghead.com, and Palmgear.com.

    - ENTERPRISE SALES. We generate sales of our products to larger businesses by leveraging our electronic signature software in emerging, fast-growth areas such as e-commerce, document automation and corporate security software applications. We make these sales through direct business development and product sales activities in a number of signature-dependent, vertical markets (such as financial services, insurance, health care and real estate), and strategic partnerships.

    - JOINT VENTURE IN CHINA. We provide systems integration services to mainland Chinese governmental agencies and businesses, sell handwriting recognition software to end-users and vendors, and license handwriting recognition, electronic signature and other software for OEM sales in the mainland Chinese market, through our joint venture in the People's Republic of China.

                              RECENT DEVELOPMENTS

    On October 6, 2000, our wholly-owned subsidiary, CIC Acquisition Corp., acquired intellectual property and other assets of PenOp Limited and its subsidiary PenOp Inc., which we refer to jointly as PenOp, for 4.7 million shares of our common stock. PenOp develops legally binding, technology-neutral electronic signature technology for eBusiness. Out of the 4.7 million shares of common stock we issued to PenOp in connection with this acquisition, approximately 940,000 shares are being held in escrow to cover potential indemnification claims we may have.

    Pursuant to the terms of the asset purchase agreement, we filed a registration statement with the Commission covering the sale of the 4.7 million shares we issued in connection with the acquisition, and we agreed to use reasonable efforts to have the registration statement declared effective as soon as reasonably practicable thereafter.

    In connection with the acquisition, Mr. Philip Sassower, our Chairman of the Board, and nine of his designees, purchased from PenOp, in a private transaction, an aggregate of 1,713,728 shares of our common stock for $3.3 million.

                                  RISK FACTORS

    THE SHARES INVOLVE A HIGH DEGREE OF RISK. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

WE HAVE A HISTORY OF LOSSES AND A SIGNIFICANT ACCUMULATED DEFICIT.

    In each year since our inception, we have incurred losses, which for some periods were significant. For the five-year period ended December 31, 1999, those losses aggregated approximately $34.2 million, and at December 31, 1999 our accumulated deficit was $71.2 million. We may incur additional losses in the future, and they could be substantial.

BECAUSE OF THE EMERGING NATURE OF THE PEN-BASED COMPUTING MARKET, IT IS UNCERTAIN WHETHER OUR PRODUCTS WILL GAIN SIGNIFICANT MARKET ACCEPTANCE.

    Our company develops, markets and licenses pen-based natural input, electronic signature, handwriting recognition and data security technologies and products for wireless internet information devices and for e-commerce, document automation, corporate security and other businesses. The markets for pen-based computing are relatively new. Because of the emerging nature of these markets we are unable to predict whether we can sufficiently commercialize our products and technology and obtain and retain significant market acceptance.

WE MAY NEED ADDITIONAL FINANCING AND, IF WE ARE UNABLE TO GET ADDITIONAL FINANCING WHEN NEEDED, OUR BUSINESS WILL BE HARMED.

    At December 31, 1999, our company's working capital was approximately
$2.9 million, and at September 30, 2000, it was approximately $3.2 million. We believe we have adequate capital to fund current operations for the foreseeable future. However, we may need to obtain additional financing in order to take advantage of potential opportunities or expand our operations. Additional funds might not be available when needed or, if they are available, we may not be able to obtain them on favorable terms. If adequate funds are not available to us when needed, we may be required to delay, scale back or eliminate some or all of our marketing and development efforts or other operations. This would have a material adverse effect on our business, operating results and prospects.

IF WE ARE UNABLE TO CONTINUE TO DEVELOP NEW PRODUCTS AND MAKE ENHANCEMENTS ON OUR EXISTING PRODUCTS IN A TIMELY AND COST-EFFECTIVE MANNER, OUR ABILITY TO GENERATE REVENUE AND TO BE PROFITABLE WILL BE IMPAIRED.

    The markets in which our company competes are subject to rapid and significant technological changes, the frequent introduction of new products and product enhancements, and the development of new technologies. Our products and underlying technologies are subject to these risks. If we are unable to develop new products or technologies or enhance our existing products or technologies in time to respond to market demands and technological changes, our business, operating results and prospects could be materially and adversely affected.

OUR COMPETITORS COULD DEVELOP PRODUCTS OR TECHNOLOGIES THAT COULD MAKE OUR PRODUCTS OR TECHNOLOGIES NON-COMPETITIVE.

    The market for our products is intensely competitive and has attracted a number of major companies that are well established in the software industry. Some of our competitors have substantially greater financial and other resources than we do. Our company faces competition at a number of different levels. Some competitors have developed or are developing complete pen-based hardware and software systems. Others have focused on different elements of those systems, such as character recognition technology, pen-based operating systems and environments, and pen-based applications. Some of our competitors could develop products or technologies that are more effective, easier to use or less expensive than ours such as voice recognition. This could make our products and technologies obsolete or non-competitive.

WE ARE DEPENDENT ON OUR DISTRIBUTORS AND STRATEGIC RELATIONSHIPS AND THE LOSS OF ONE OR MORE OF THEM COULD HARM OUR BUSINESS.

    Our company's ability to continue to commercialize its products and achieve significant market acceptance depends in large part on our ability to continue to develop licensing, marketing and other strategic relationships. Our strategic partners generally do not have contractual commitments with us, and any one or more of them could terminate their relationships with us. If this happens, or if we are unable to establish additional strategic relationships, our business, operating results and prospects would be materially adversely affected.

IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, THIRD PARTIES MAY BE ABLE TO USE OUR TECHNOLOGY, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE IN THE MARKET.

    We rely on a combination of patents, copyrights, trademarks, trade secrets and contractual provisions to protect our proprietary rights in our products and technologies. These protections might not be adequate. Moreover, our competitors might independently develop technologies that are substantially equivalent or superior to ours. The laws of some of the countries in which our products are licensed do not protect those products and our intellectual property rights to the same extent as the laws of the United States. Also, because of the rapid evolution of technology and uncertainties in intellectual property law in the United States and internationally, our current and future products and technologies could be subject to infringement claims by others. We may be required to take legal action to protect or defend our proprietary rights.

    A substantial portion of our technology and know-how are trade secrets and are not protected by patent, trademark or copyright laws. We require our employees and contractors to execute written agreements that seek to protect our proprietary information. We also have a policy of requiring prospective business partners to enter into non-disclosure agreements before any of our proprietary information is revealed to them. However, the measures taken by us to protect our technology, products and other proprietary rights might not adequately protect us against improper use.

LITIGATION OR THIRD-PARTY CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT COULD REQUIRE US TO SPEND SUBSTANTIAL TIME AND MONEY AND ADVERSELY AFFECT OUR ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS.

    If we are required to defend against lawsuits brought by third parties, or if we sue to protect our proprietary rights, we may be required to pay substantial litigation costs, and our management and technical personnel's attention may be diverted from operating our business. If the result of any litigation is adverse to us, we may be required to expend significant resources to develop non-infringing technology or obtain licenses from third parties. If we are not successful in those efforts or if we are required to any substantial litigation costs, our business would be materially and adversely affected.

THERE ARE RISKS ASSOCIATED WITH OUR JOINT VENTURE IN THE PEOPLE'S REPUBLIC OF CHINA.

    Our company owns 90% of Communication Intelligence Computer
Corporation, Ltd., which is a joint venture between the Company and the Information Industries Bureau of Jiangsu Province, a provincial agency of the People's Republic of China. The joint venture has generated limited revenues to date and we might not be successful in developing or selling integrated computer systems or other of our products to the Chinese market. In addition, our investment in the joint venture is also subject to the risks of doing business in China, including fluctuations in the value of currencies, export duties, import controls and trade barriers (such as quotas), restrictions on the transfer of funds, longer payment cycles, greater difficulty in accounts receivable collections, burdens of complying with foreign laws and political and economic instability. Any of these risks or other risks arising from doing business outside the United States can have a material adverse effect on our company.

A SIGNIFICANT PORTION OF OUR SALES ARE DERIVED FROM A LIMITED NUMBER OF CUSTOMERS, AND OUR BUSINESS MAY BE HARMED IF WE LOST ANY OF THESE CUSTOMERS.

    Our revenues historically have been derived from a limited number of customers. Therefore, the success of our business depends on our ability to maintain satisfactory relationships with our customers in the future. We may not be able to continue to maintain satisfactory relationships with our customers in the future. One customer accounted for approximately 27% and 7% of our revenues for the years ended December 31, 1999 and 1998, respectively. The loss of any significant customer or other revenue source would have a material adverse effect on our revenues and profitability.

IF WE LOSE OUR KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN NEW PERSONNEL, OUR OPERATIONS WOULD BE DISRUPTED AND OUR BUSINESS WOULD BE HARMED.

    We are highly dependent on the services of our management and key personnel. The loss of the services of one or more of our executive officers or other key persons would have a material adverse effect on the Company. We do not have employment agreements with our executive officers or key personnel. Any one of them may resign at any time and might organize a competitive business. Our success also depends on our ability to attract and retain additional highly skilled personnel. The competition for qualified personnel in the computer industry is intense, and we might not be successful in attracting, retaining and replacing personnel. Failing to attract and retain technical personnel could adversely affect our research and development. Failing to attract and retain management and other key personnel could adversely affect our sales and marketing programs as well as the achievement of our goals.

THE MARKET PRICE OF OUR STOCK CAN BE VOLATILE, WHICH COULD RESULT IN LOSSES FOR INVESTORS.

    Our common stock is listed on The Nasdaq SmallCap Market. Stock prices of technology companies in recent years have experienced significant volatility, including price fluctuations that are unrelated or not proportional to the operating performance of these companies. The market price of our common stock has been and could be subject to significant fluctuations as a result of variations in our operating results, announcements of technological innovations or new products by us or our competitors, announcements of new strategic relationships by us or our competitors, general conditions in the technology industry or market conditions unrelated to our business and operating results.

                           FORWARD-LOOKING STATEMENTS

    Certain statements contained in this registration statement, including without limitation, statements containing the words "believes," "anticipates," "hopes," "intends," "expects," and other words of similar import, constitute "forward looking" statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual events to differ materially from expectations. Such factors include the following:

    - technological, engineering, quality control or other circumstances which could delay the sale or shipment of products;

    - economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company's business;

    - the Company's inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and

    - general economic and business conditions and the availability of sufficient financing.

                                USE OF PROCEEDS

    All of the shares of common stock are being offered by the selling shareholders. We will not receive any proceeds from the sale of the shares by the Selling Shareholders, but we will receive funds in connection with the exercise of stock options relating to such shares. We will use these funds for general corporate and working capital purposes.

                              SELLING SHAREHOLDERS

    The shares of common stock offered under this Prospectus were issued to the Selling Shareholders in connection with the exercise of stock options granted to such persons pursuant to our 1994 Stock Option Plan, 1999 Stock Option Plan or options granted to these persons pursuant to non-qualified stock option agreements. The shares offered by this Prospectus may be offered from time to time by the selling shareholders named below or their nominees. The selling shareholders are under no obligation to sell all or any portion of the shares pursuant to this Prospectus.

    The following table sets forth certain information concerning the Selling Shareholders as of the date of this Prospectus, and assumes all of the common stock offered hereby is sold:

                                                         NUMBER OF SHARES OF       NUMBER OF SHARES OF
                                                            COMMON STOCK               COMMON STOCK
NAME OF SELLING SHAREHOLDER                            OWNED PRIOR TO OFFERING   OFFERED IN THIS OFFERING
---------------------------                            -----------------------   ------------------------
Marjorie L. Bailey (1)...............................           133,440                   400,000
Guido DiGregorio (2).................................           950,300                 1,700,000
Louis Panetta (3)....................................                --                    50,000
Jess M. Ravich (4)...................................         1,536,318                   100,000
Philip S. Sassower (5)...............................         3,300,362                 1,752,000
Jeffrey Steiner (6)..................................            75,000                   100,000
Mike Sullivan (7)....................................           695,237                   110,000
C.B. Sung (8)........................................           435,420                   345,000
Robert Williams (9)..................................           139,054                    10,000

--------------------------

*   Represents less than 1%.

(1) The number of shares shown above as being beneficially owned by Ms. Bailey includes 133,440 of an aggregate of 400,000 shares issuable upon the exercise of stock options granted to Ms. Bailey in November 1999.

(2) The number of shares shown above as being beneficially owned by Mr. DiGregorio includes 950,300 of an aggregate of 1,800,000 options granted to Mr. DiGregorio in January 1999.

(3) Of the 50,000 options granted to Mr. Panetta, none are exercisable within 60 days of November 1, 2000.

(4) The number of shares shown above as being beneficially owned by Mr. Ravich includes: 1,270,435 shares held by the Ravich Revocable Trust of 1989, of which Mr. Ravich is the trustee; 190,883 shares issuable upon the exercise of warrants; and 75,000 shares issuable upon the exercise of stock options. Only 75,000 of the 100,000 options granted to Mr. Ravich are exercisable within 60 days of November 1, 2000. Mr. Ravich may be deemed to beneficially own the shares held by or issuable to this trust.

(5) The number of shares shown above as being beneficially owned by Mr. Philip
    S. Sassower includes: 878,769 shares held by Mr. Sassower; 667,233 of the 1,817,000 shares issuable upon the exercise of stock options; 1,333,701 shares of common stock held by the Philip S. Sassower 1996 Charitable Remainder Annuity Trust; and 420,659 shares of common stock held by Phoenix Enterprises LLC, in which Mr. Sassower is the sole member. Only 667,233 options are exercisable within 60 days of November 1, 2000. The number of shares shown above does not include 599,810 shares of common stock held by Phoenix Enterprises Family Fund LLC, of which Mr. Sassower is the managing member. Mr. Sassower disclaims beneficial ownership of the shares held by the Phoenix Enterprises Family Fund LLC.

(6) The number of shares shown above as being beneficially owned by Mr. Steiner includes 75,000 of the 100,000 options granted to Mr. Steiner.

(7) The number of shares shown above as being beneficially owned by Mr. Sullivan includes 585,237 shares issuable upon the exercise of options which are exercisable within 60 days of November 1, 2000 and 110,000 shares of common stock.

(8) The number of shares shown above as being beneficially owned by Mr. Sung includes: 195,000 of the 495,000 shares issuable upon the exercise of stock options; 237,051 shares held by the Sung Family Trust of which Mr. Sung is a trustee; and 3,369 shares held by the Sung-Kwok Foundation of which Mr. Sung is the Chairman. Only 195,000 options are exercisable within 60 days of November 1, 2000. Mr. Sung may be deemed to beneficially own the shares held by the Sung Family Trust and the Sung-Kwok Foundation.

(9) The number of shares shown above as being beneficially owned by Mr. Williams includes 139,054 shares issuable upon the exercise of stock options granted to Mr. Williams.

                              PLAN OF DISTRIBUTION

    The Selling Shareholders may, from time to time, sell all or a portion of the shares as follows:

    - at prices and at terms then prevailing in the market;

    - at prices related to the then current market price; or

    - in negotiated transactions.

    The shares may be sold by the Selling Shareholders by one or more of the following methods, or others:

    - block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus;

    - on a stock exchange in accordance with the rules of the particular exchange;

    - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

    - privately negotiated transactions; or

    - a combination of any of these methods of sale.

    In effecting sales, brokers and dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Shareholders, or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser, in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Shareholders to sell a specified number of the shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for the Selling Shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholders. Broker-dealers who acquire shares as principal may subsequently resell the shares from time to time in the following transactions:

    - transactions, which may involve block transactions and sales to and through other broker-dealers, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale;

    - in negotiated transactions; or

    - at prices related to the then-current market price.

    In connection with these resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

    The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with any sales. In the event of a sale, any commissions received by the broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, Regulation M under the securities Exchange Act of 1934, as amended, may apply in connection with the Selling Shareholders' sales of their shares.

    We will pay all fees and expenses incident to the registration of the shares. The Selling Shareholders will pay all commissions and discounts, if any, attributable to the sales of the shares.

    We will file a supplement to this Prospectus, if required, upon being notified by the Selling Shareholders that any material arrangement has been entered into for the sale of the shares though a block trade, or as otherwise may be required.

    The Selling Shareholders may in the future also sell the shares in accordance with Rule 144 under the Securities Act rather than pursuant to this Prospectus.

    There can be no assurance that the Selling Shareholders will sell any or all of the shares of common stock offered by them hereunder.

                                 LEGAL MATTERS

    The validity of the shares of common stock offered hereby have been passed upon for us by Baer Marks & Upham LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements for the fiscal year ended
December 31, 1999, incorporated in this Prospectus by reference to our annual report on Form 10-K for the year ended December 31, 1999, have been incorporated in reliance on the report of Stonefield Josephson, Inc., independent accountants. Stonefield Josephson, Inc.'s report is based on its authority as an expert in auditing and accounting.

    The consolidated financial statements as of December 31, 1998 and for each of the two years in the period then ended incorporated in this Prospectus by reference to the annual report on Form 10-K of Communication Intelligence Corporation for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    We hereby incorporate by reference into this Registration Statement and into the Prospectus relating to this Registration Statement the following documents which we have previously filed with the SEC pursuant to the Exchange Act:

    1. Our Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 30, 2000.

    2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Securities and Exchange Commission on May 4, 2000.

    3. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Securities and Exchange Commission on August 14, 2000.

    4. Our Current Report on Form 8-K dated October 6, 2000, filed with the Securities and Exchange Commission on October 16, 2000.

    5. Our Current Report on Form 8-K dated October 31, 2000, filed with the Securities and Exchange Commission on November 2, 2000.

    6. Our Current Report on Form 8-K/A dated October 6, 2000, filed with the Securities and Exchange Commission on November 2, 2000.

    In addition, all documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the common stock shall be deemed to be incorporated in and made a part of this Prospectus by reference from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law, among other things, and subject to certain conditions, authorizes us to indemnify our officers and directors against certain liabilities and expenses in connection with claims made against them as a result of being an officer or director.

    Article V of our by-laws provides as follows:

    The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS.

       EXHIBIT
       NUMBER           DESCRIPTION
       -------          -----------
         4.1            1994 Stock Option Plan (incorporated herein by reference to
                        Exhibit G of the Company's Second Amended Disclosure
                        Statement filed on Form 8-K dated October 19, 1994 and
                        approved by shareholders on November 14, 1999).

         4.2            1999 Stock Option Plan.

         4.3            Form of Option Agreement.

         5.1            Opinion of Baer Marks & Upham LLP.

        23.1            Consent of Baer Marks & Upham LLP (contained in Exhibit
                        5.1).

        23.2            Consent of Stonefield Josephson, Inc., Independent
                        Accountants.

        23.3            Consent of PricewaterhouseCoopers LLP, Independent
                        Accountants.

        24.1 Power of Attorney (included on page II-3 of this registration statement).

ITEM 9. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on the 1st day of November, 2000.

                                                       COMMUNICATION INTELLIGENCE CORPORATION

                                                       By:  /s/ GUIDO DIGREGORIO
                                                            -----------------------------------------
                                                            Guido DiGregorio, President and
                                                            Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Philip S. Sassower and Guido DiGregorio or either of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him and in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----
                                                     President, Chief Executive
               /s/ GUIDO DIGREGORIO                    Officer, Chief Operating
     ----------------------------------------          Officer and Director           November 1, 2000
                 Guido DiGregorio                      (Principal Executive
                                                       Officer)

                                                     Vice President and Chief
              /s/ MARJORIE L. BAILEY                   Financial Officer (Principal
     ----------------------------------------          Financial and Accounting       November 1, 2000
                Marjorie L. Bailey                     Officer)

              /s/ PHILIP S. SASSOWER
     ----------------------------------------        Chairman of the Board and        November 1, 2000
                Philip S. Sassower                     Secretary

                /s/ JEFFREY STEINER
     ----------------------------------------        Director                         November 1, 2000
                  Jeffrey Steiner

                /s/ CHIEN-BOR SUNG
     ----------------------------------------        Director                         November 1, 2000
                  Chien-Bor Sung

                 /s/ LOUIS PANETTA
     ----------------------------------------        Director                         November 1, 2000
                   Louis Panetta

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER           DESCRIPTION
       -------          -----------
         4.1            1994 Stock Option Plan (incorporated herein by reference to
                        Exhibit G of the Company's Second Amended Disclosure
                        Statement filed on Form 8-K dated October 19, 1994 and
                        approved by shareholders on November 14, 1999).

         4.2            1999 Stock Option Plan.

         4.3            Form of Option Agreement.

         5.1            Opinion of Baer Marks & Upham LLP.

        23.1            Consent of Baer Marks & Upham LLP (contained in Exhibit
                        5.1).

        23.2            Consent of Stonefield Josephson, Inc., Independent
                        Accountants.

        23.3            Consent of PricewaterhouseCoopers LLP, Independent
                        Accountants.

        24.1 Power of Attorney (included on page II-3 of this registration statement).